SECOND AMENDMENT

TO STANDBY PURCHASE

AND NOTE SUPPORT AGREEMENT

THIS SECOND AMENDMENT (this “Second Amendment”), dated as of November 15, 2001, is entered into by and among LOUISIANA-PACIFIC CORPORATION, a Delaware Corporation (“L-P”), BANK OF AMERICA, N.A., a national banking association (“BofA”), and CANADIAN IMPERIAL BANK OF COMMERCE, a Canadian chartered bank (“CIBC”).

RECITALS:

A.         L-P, BofA and CIBC are parties to a Standby Purchase and Note Support Agreement, dated as of August 16, 1999, as amended by the Waiver and First Amendment to Standby Purchase and Note Support Agreement, dated as of July 18, 2001 (collectively, the “Agreement”), pursuant to which L-P has agreed to purchase certain Installment Notes (as such term is defined therein) from BofA and CIBC under certain circumstances.

B.         L-P is concurrently herewith terminating the Credit Agreement as defined in the Agreement prior to this Second Amendment and entering into a senior revolving credit facility with BofA, as administrative agent, and a syndicate of banks (the “New Credit Agreement”).  In connection with such transactions, L-P, BofA and CIBC wish to amend the Agreement subject to the terms and conditions hereto.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1.          Defined Terms.

(a)       The Agreement is hereby amended to add the following defined terms:

“Average Inventory Coverage Ratio” shall mean the Inventory Coverage Ratio averaged over any applicable month.

“BofA Canadian Credit Agreement” means those various credit agreements, each dated September 24, 1999 between Bank of America Canada and certain borrowers.

“BofA Pledged Installment Notes” means, collectively, those Installment Notes numbered 0573, 0575, 0577, 0578, 0579, 0580, 0600 and 0601 (with respect to any such Installment Note for so long as pledged as collateral for the amounts payable under the BofA Canadian Credit Agreements).

“Canadian Credit Agreements” means the BofA Canadian Credit Agreements and the CIBC Canadian Credit Agreements.

“Canadian Dollars” means lawful money of Canada.

“Canadian Dollar Equivalent” means, as of any date of determination, the equivalent amount in Canadian Dollars as determined by reference to the rate published in the Wall Street Journal on such date as the rate for purchase of Canadian Dollars with U.S. Dollars.

“CIBC Canadian Credit Agreements” means those various credit agreements each dated September 24, 1999 between CIBC and certain borrowers.

“CIBC Pledged Installment Notes” means, collectively, those Installment Notes numbered 0586, 0587, 0588, 0589, 0590, 0591, 0592 and 0593 (with respect to any such Installment Note, for so long as pledged as collateral for the amounts payable under the CIBC Canadian Credit Agreements).

“Collateral Agent” shall have the meaning given such term in the Security Agreement.

“Eligible Inventory” shall mean Inventory as defined in the California Uniform Commercial Code in which the Collateral Agent has a perfected first priority security interest except for Liens permitted under Sections 7.01(c) and 7.01(d) of the Credit Agreement but excluding (a) Inventory which is not owned by L-P free and clear of all security interests, liens, encumbrances except for Liens permitted under the Security Agreement or the Credit Agreement or claims asserted by any third party, and (b) Inventory which the Collateral Agent, in its reasonable discretion, deems to be obsolete, slow-moving, unsalable, damaged, defective or unfit for further processing.

“Inventory Coverage Ratio” shall mean the ratio of (y) the Inventory Value to (x) the aggregate principal amount outstanding under the Pledged Installment Notes as of the date such Inventory Value was measured.

“Inventory Value” shall mean, as of any measurement date under Paragraph 2(a)(ii), the Canadian Dollar Equivalent (calculated as of such date) of the value of the Eligible Inventory, calculated based on generally accepted accounting principles, excluding the Canadian Dollar Equivalent (calculated as of such date) of the LIFO reserve amount recorded on the Company’s books and records.

“Pledged Installment Notes” means, collectively, the BofA Pledged Installment Notes and the CIBC Pledged Installment Notes.

“Second Amendment” means the Second Amendment to Standby Purchase and Note Support Agreement dated as of November 15, 2001 among L-P and the Standby Lenders.

“Standby Lender” means either of CIBC or BofA, in their capacity as parties to the Agreement, or any of their successors or permitted assigns under Paragraph 3(f) of the Agreement; and “Standby Lenders” shall mean all such parties collectively.

“U.S. Dollars” means lawful money of the United States.

“U.S. Dollar Equivalent” means, as of any date of determination, the equivalent amount in U.S.  Dollars as determined by reference to the rate published in the Wall Street Journal on such date as the rate for purchase of U.S. Dollars with Canadian Dollars.

(b)        Unless otherwise defined herein, capitalized terms used in this Amendment shall have the meanings assigned to them in the Agreement.

2.         Other Amendments to Agreement.

(a)        The Agreement is hereby amended by adding the word “Pledged” before the two instances of the term “Installment Notes” in the first sentence of Paragraph 2 and before the two instances of such term in Paragraph 2(c).

(b)       The Agreement is hereby amended by deleting Paragraphs 2(a) and 2(b) thereof in their entirety and replacing them with the following:

(a)       Covenants by L-P.

(i)     L-P shall comply with all of the covenants set forth under the headings “Affirmative Covenants” and “Negative Covenants” in the credit agreement dated as of November 15, 2001 among L-P, the several financial institutions from time to time party thereto (collectively, the “Banks”) and BofA, as agent for the Banks (without giving effect to any waiver or amendment thereto which has not been consented to by the Standby Lenders, the “Credit Agreement”), subject in each case to any applicable grace periods provided for in the Credit Agreement, and except for the covenants in Sections 6.01(d) and (e), 6.06(d), and 6.13 of the Credit Agreement.  The covenants described in the immediately preceding sentence, as from time to time constituted pursuant to the immediately preceding sentence, are incorporated herein by this reference with the same force and effect as though they were set forth herein in their entirety, and shall be effective for the purposes of this Agreement irrespective of any further waiver, amendment, expiration, termination, invalidity or unenforceability of the Credit Agreement.  Any waiver or amendment of such covenants as incorporated herein shall require consent of the Standby Lenders to be effective as a waiver or amendment of such covenants as incorporated herein, notwithstanding that such amendment or waiver may have been become effective with respect to the Credit Agreement.  L-P shall give prompt written notice to each Standby Lender of any pending or proposed modification to the Credit Agreement and with respect to the entering into of a new agreement replacing all or any part of the financing provided under the Credit Agreement, and shall also promptly send a copy to each Standby Lender of any notice of default under the Credit Agreement which it may receive from Administrative Agent.  Concurrently with L-P obtaining the approval, waiver or consent, as applicable, with respect to an amendment of the Credit Agreement or with respect to the entering into of a new agreement replacing all or any part of the financing provided under the Credit Agreement, L-P shall offer the terms of such amendment or new agreement, as the case may be, to the Standby Lenders.

(ii)     L-P shall maintain an Average Inventory Coverage Ratio, measured for and as of the end of each month, equal to not less than (i) for each January, February and March, 1:8:1:0, (ii) for each April, May and June, 1.9 to 1.0, and (iii) for each other month, 2.0 to 1.0.  L-P shall deliver to Collateral Agent and the Standby Lenders detailed calculations of compliance with the foregoing covenant, certified by a Responsible Officer of L-P as presenting, in all material respects, such calculations fairly and in a manner consistent with other such calculations in all material respects, concurrently with delivery and certification of the monthly financial statements delivered pursuant to Section 6.01(c) of the Credit Agreement.

(b)          Representations of L-P.

(i)      L-P represents and warrants to BofA and CIBC that, as of the Effective Date under and as defined in the Second Amendment, the representations and warranties made by L-P set forth under the heading “Representations and Warranties” in the Credit Agreement are true and correct, except that L-P does not herein make the representations and warranties set forth in Section 5.09 and in the last two sentences of Section 5.08 of the Credit Agreement.

(c)     Paragraph 2(d) is hereby amended by adding the words “, in the Security Agreement or in the Second Lien Deed of Trust”  after the words “Credit Agreement.”

(d)     Paragraph 3(c) is hereby amended by adding the words “or by facsimile” before the words “to the parties”; adding the words “or facsimile numbers” after the word “addresses”; adding the words “or facsimile number” after the word “address”; and deleting sections (i), (ii) and (iii) thereof in their entirety and replacing them with the following:

(i)         if to L-P, to

Louisiana-Pacific Corporation

805 SW Broadway, Suite 700

Portland, Oregon  97205

Attention:  Vice President and Chief Financial Officer

Facsimile:  (503) 821-5322

With a courtesy copy to:

Brobeck, Phleger & Harrison LLP

One Market, Spear Street Tower

San Francisco, California  94105

Attention:  Douglas M. Young

Facsimile:  (415) 442-1010

(ii)         if to BofA, to

Bank of America, N.A.

555 California Street, 41St. Floor

Mail Code  CA5-705-12-12

San Francisco, California  94104

Attention:  Mr. Michael J. Balok

Facsimile:  (415) 622-4585

With a courtesy copy to:

Morrison & Foerster LLP

425 Market Street

San Francisco, California  94105-2482

Attention:  Keith C. Wetmore

Facsimile:  (415) 268-7522

(iii)        if to CIBC, to

Canadian Imperial Bank of Commerce

BCE Place, P.O. Box 500

161 Bay Street, 8th Floor

Toronto, Ontario  M5J 258

Attention:  Managing Director, Credit Capital Markets

Facsimile:  (416) 956-6680

(e)        The Agreement is hereby amended to add the following Paragraph 4 thereof:

4.          Security.  At all times after the Effective Date under and as defined in the Second Amendment, all obligations of L-P to BofA and CIBC under this Agreement shall be secured in accordance with the Collateral Agency and Security Agreement (the “Security Agreement”) and with the Second Lien Deed of Trust, Security Agreement, Timber Filing, and Assignment of Rental (the “Second Lien Deed of Trust”), each by L-P in favor of BofA and CIBC and dated as of November 15, 2001.

(f)         The Agreement is hereby amended to add the following Paragraph 5 thereof:

5.          Obligations Absolute; Waivers.  L-P agrees that BofA and CIBC may, at any time and from time to time, and without notice to L-P, make any agreement with L-P Acquisition or with any other person or entity that has any liability with respect to any of the Pledged Installment Notes or providing collateral as security for the Pledged Installment Notes, for the extension, renewal, payment compromise, discharge or release of the obligations under the Pledged Installment Notes or any collateral (in whole or in part), or for any modification or amendment of the terms thereof or of any instrument or agreement evidencing or relating to the obligations under the Pledged Installment Notes or the provision of collateral, all without in any way impairing, releasing, discharging or otherwise affecting the obligations of L-P under this Agreement.  L-P waives any defense arising by reason of any disability or other defense of L-P Acquisition or any other person or entity that has any liability with respect to any of the Pledged Installment Notes, or the cessation from any cause whatsoever of the liability of any such party, or any claim that L-P’s obligations exceed or are more burdensome than those of L-P Acquisition, and L-P waives the benefit of any statute of limitations affecting the liability of L-P hereunder.  L-P waives any right to enforce any remedy that BofA or CIBC now has or may hereafter have against L-P Acquisition and waives any benefit of any right to participate in any security now or hereafter held by BofA or CIBC.  Further, L-P consents to the taking of, or failure to take, any action that might in any manner or to any extent vary the risks of L-P under this Agreement or that, but for this provision, might operate as a discharge of L-P.

(g)        The Agreement is hereby amended to add the following Paragraph 6 thereof:

6.          Fees for Services.

(a)        L-P covenants and agrees to pay to BofA administrative and collateral agent fees with respect to this Agreement and the security provided for hereunder.  Such fees shall become due and payable on the first Interest Payment Date as such term is defined in the Installment Notes after the date of the Second Amendment under the Installment Notes and on each such Installment Payment Date thereafter and shall be payable in U.S. Dollars in an amount equal to 3.000% per annum on the U.S. Dollar Equivalent (calculated as of the applicable Interest Payment Date) of the principal amount outstanding during the Interest Period then ended of the BofA Pledged Installment Notes less the U.S. Dollar Equivalent (calculated as of the applicable Interest Payment Date) of the amount payable under BofA Pledged Installment Notes on each such Interest Payment Date on account of the “Margin” as such term is defined in the BofA Pledged Installment Notes; provided that, if L-P’s long-term unsecured debt rating falls to a level equal to or below BB- by S&P and Ba3 by Moody’s, then the foregoing reference to 3.000% per annum shall thereupon become 3.750% per annum.

(b)        L-P covenants and agrees to pay to CIBC administrative and documentation fees with respect to the Canadian Credit Agreements and the security therefor, including the Installment Notes.  Such fees shall become due and payable on the first Interest Payment Date after the date of the Second Amendment hereof under the Installment Notes and on each such Interest Payment Date thereafter and shall be an amount equal to 3.000% per annum on the principal amount outstanding during the Interest Period then ended of the CIBC Pledged Installment Notes less the amount payable under the CIBC Pledged Installment Notes on each such Interest Payment Date on account of the “Margin” as such term is defined in the CIBC Pledged Installment Notes; provided that, if L-P’s long-term unsecured debt rating falls to a level equal to or below BB- by S&P and Ba3 by Moody’s, then the foregoing reference to 3.000% per annum shall thereupon become 3.750% per annum.

(c)        Interest shall by payable by L-P with respect to any fee hereunder which is not timely paid  at a rate equal to the Default Rate applicable to Base Rate Loans (each as defined under the Credit Agreement) and shall be payable upon demand to the Standby Lender or Standby Lenders for whose account such fee is payable.

(d)        If L-P shall be required by law or any authority or agency charged with the administration thereof to withhold or deduct any taxes or other amounts (“Withholding Taxes”) imposed or levied by or on behalf of the United States or any state thereof or any authority or agency thereof from or in respect of the fees payable under clause (b) of this Paragraph 6, then L-P shall pay to CIBC such additional amounts as may be necessary so that after making all required withholdings or deductions of Withholding Taxes CIBC receives from L-P the amount of fees which would otherwise have been receivable by CIBC absent any such Withholding Taxes; provided however that no such additional amounts shall be payable if the liability for such Withholding Taxes arises as a result of CIBC performing any of the services for which such fee is payable in the United States.

(h)        The Agreement is hereby amended to add the following Paragraph 7 thereof:

7.        Confidentiality.  The Collateral Agent and each Standby Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ (as defined in the Credit Agreement) directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons (as defined in the Credit Agreement) to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any regulatory authority; (c) to the extent  required by applicable laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement or to any Lender (as defined in the Credit Agreement); (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder; (f) subject to an agreement containing provisions substantially the same as those of this Paragraph 7, to any successor or assign or potential successor or assign of Collateral Agent or Standby Lender or potential participant in any Standby Lender’s rights or obligations under this Agreement; (g) with the prior written consent of L-P; (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Paragraph 7 or (ii) becomes available to it on a nonconfidential basis from a source other than L-P or any of its Subsidiaries (as defined in the Credit Agreement), provided that such source is not bound by a confidentiality agreement with L-P or any of its Subsidiaries known to such Collateral Agent or Standby Lender; or (i) to the National Association of Insurance Commissioners or any other similar organization or any nationally recognized rating agency that requires access to information about a Standby Lender’s or its Affiliates’ investment portfolio in connection with ratings issued with respect to such Standby Lender or its Affiliates.  In addition, the Collateral Agent and the Standby Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Collateral Agent and the Standby Lenders in connection with the administration and management of this Agreement, the Security Agreement, and the Second Lien Deed of Trust.  For the purposes of this

Paragraph 7, “Information” means all information received from L-P or any of its Subsidiaries relating to L-P or any of its Subsidiaries or their respective businesses, other than any such information that is available to the Collateral Agent or any Standby Lender on a nonconfidential basis prior to disclosure by L-P; provided that, in the case of information received from L-P after the date hereof, such information is clearly identified in writing at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Paragraph 7 shall be considered to have complied with its obligation to do so if such Person has taken normal and reasonable precautions and exercised reasonably due care to maintain the confidentiality of such Information.

3.          Representations and Warranties.  L-P hereby represents and warrants as follows:

(a)       No breach or default has occurred and is continuing under the Agreement, as amended by this Second Amendment.

(b)      The execution, delivery and performance of this Second Amendment by L-P have been duly authorized by all necessary corporate and other action and do not and will not require any registration with, consent or approval of, notice to or action by, any person (including any governmental agency) in order to be effective and enforceable.  The Agreement, as amended by this Second Amendment, constitutes the legal, valid and binding obligation of L-P, enforceable against L-P in accordance with its respective terms, without defense, counterclaim or offset, except as enforceability may be limited by Debtor Relief Laws (as defined in the New Credit Agreement) or by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(c)      All its representations and warranties contained in the Agreement as amended by this Second Amendment are true and correct as though made on and as of the Effective Date (except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct as of such earlier date).

(d)      It is entering into this Second Amendment on the basis of its own investigation and for its own reasons, without reliance upon BofA or CIBC or any other person.

4.            Effective Date.  This Second Amendment will become effective as of the date (the “Effective Date”) on which BofA and CIBC have, with respect to each of the following items, either received such item in form and substance acceptable to BofA and CIBC, or waived delivery of such item:

(a)      an original or facsimile of this Second Amendment, duly executed by BofA, CIBC and L-P;

(b)      evidence that all conditions precedent to the effectiveness of the New Credit Agreement other than the effectiveness of this Second Amendment have occurred or been waived pursuant to the terms of the New Credit Agreement;

(c)      an original or facsimile of the Second Lien Deed of Trust, Security Agreement, Timber Filing and Assignment of Rental dated as of the date hereof, duly executed by L-P and duly notarized, in favor of BofA and CIBC (the “Second Lien Deed of Trust”);

(d)      an original or facsimile of the Security Agreement dated as of the date hereof, duly executed by L-P in favor of BofA and CIBC (the “Security Agreement”);

(e)      UCC financing statements, duly executed by L-P if required, and otherwise in suitable form to be filed, registered or recorded as necessary or advisable to perfect the security interests created by the Security Agreement;

(f)       written advice relating to the security interests created by the Security Agreement and judgment searches as BofA and CIBC may reasonably request with respect to any of the collateral under the Security Agreement, and evidence that all actions necessary or, in the reasonable opinion of BofA or CIBC, desirable to perfect and protect the first priority security interest created by the Security Agreement have been taken; and

(g)      an opinion of counsel to L-P substantially in the form of Exhibit A hereto.

5.           Miscellaneous.

(a)      Except as expressly amended, all terms, covenants and provisions of the Agreement are and shall remain in full force and effect and all references therein to such Agreement shall henceforth refer to the Agreement as amended by this Second Amendment.  This Second Amendment shall be deemed incorporated into, and a part of, the Agreement.

(b)     L-P hereby agrees that its obligations under the Agreement remain in effect and are not impaired, released, discharged or otherwise affected by the amendments to the Canadian Credit Agreements being made concurrently herewith, and acknowledges and agrees that any future amendments made to the Canadian Credit Agreements also shall not so affect its obligations under the Agreement.

(c)     This Second Amendment shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns.  No third party beneficiaries are intended in connection with this Second Amendment (including, without limitation, any holder of Installment Notes other than BofA or CIBC and any trustee under the indenture under which the Installment Notes were issued).

(d)     This Second Amendment shall be governed by and construed in accordance with the law of the State of California (without regard to principles of conflicts of laws).

(e)      The parties hereto acknowledge and agree that, notwithstanding anything to the contrary herein, in the Agreement (as amended hereby and as may be amended, supplemented, or modified from time to time), or in any other document, L-P is not, and shall not be deemed, a guarantor, surety or indemnitor with respect to any obligation arising under or in connection with any of the Canadian Credit Agreements (as they may be amended, supplemented, or modified from time to time).

(f)      This Second Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

(g)     This Second Amendment, together with the Agreement, contains the entire and exclusive agreement of the parties hereto with reference to the matters discussed herein and therein.  This Second Amendment supersedes all prior drafts and communications with respect thereto.  This Second Amendment may not be amended except in accordance with the provisions of Paragraph 3(b) of the Agreement.

(h)     If any term or provision of this Second Amendment shall be deemed prohibited by or invalid under any applicable law, such provision shall be invalidated without affecting the remaining provisions of this Second Amendment or the Agreement, respectively.

(i)       L-P hereby covenants to pay or to reimburse BofA and CIBC, upon demand, for all reasonable costs and expenses (including reasonable attorney fees and expenses) incurred in connection with (i) the development, preparation, negotiation, execution and delivery of this Second Amendment, the Security Agreement, the Second Lien Deed of Trust, any UCC financing statements reasonably required by the Collateral Agent with respect to the personal property collateral under the Second Lien Deed of Trust, and any other amendments or other documents relating to any of the foregoing, and (ii) the recording or filing of the Second Lien Deed of Trust with the respective thirteen counties in Texas and the filing of, and of-record searches with respect to, such UCC financing statements.

(j)       L-P and each Standby Lender shall use their respective reasonable efforts to cause a fully executed Amendment No. 2 to each of the Canadian Credit Agreements to be executed and delivered not later than December 1, 2001.  L-P shall use its best efforts to assist the Collateral Agent in completing the recording and filing referenced in Section 5(i) hereof as soon as practicable after the Effective Date.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Second Amendment to Standby Purchase and Note Support Agreement as of the date first above written.

LOUISIANA-PACIFIC CORPORATION

By:
Name:
Title:

BANK OF AMERICA, N.A.

By:
Name:
Title:

CANADIAN IMPERIAL BANK OF COMMERCE
By:
Name:
Title:

EXHIBIT A

FORM OF OPINION OF COUNSEL TO L-P

[See attached.]